Exhibit 8.1

List of Significant Subsidiaries and Variable Interest Entities

Subsidiaries	Jurisdiction of Incorporation:
Eminent Success Holdings Group Limited	British Virgin Islands

Yixin Group Limited	Cayman Islands

Bitauto Hong Kong Limited	Hong Kong

Rising Champion International Limited	Hong Kong

Yixin Holding Hong Kong Limited	Hong Kong

Tianjin Kars Information Technology Company Limited	People’s Republic of China

Beijing Bitauto Internet Information Company Limited	People’s Republic of China

Tianjin Bida Information Technology Company Limited	People’s Republic of China

Shanghai Yixin Financing Lease Company Limited	People’s Republic of China

Xinche Investment (Shanghai) Company Limited	People’s Republic of China

Tianjin Hengtong Jiahe Financing Lease Company Limited	People’s Republic of China

Xinjiang Wanxing Information Technology Company Limited	People’s Republic of China

Beijing Creative & Interactive Digital Technology Company Limited (formerly known as Beijing Creative & Interactive Advertising Company Limited)	People’s Republic of China

Dalian Rongxin Financing Guarantees Company Limited	People’s Republic of China

Beijing Xinchuang Interactive Advertising Company Limited	People’s Republic of China

Beijing Chehui Technology Company Limited	People’s Republic of China

Consolidated variable interest entities (including their subsidiaries)	Jurisdiction of Incorporation:
Beijing Xinbao Information Technology Company Limited	People’s Republic of China

Beijing Bitauto Information Technology Company Limited	People’s Republic of China

Beijing Easy Auto Media Company Limited	People’s Republic of China

Beijing Bit EP Information Technology Company Limited	People’s Republic of China

Tianjin Boyou Information Technology Company Limited	People’s Republic of China

Beijing Bitauto Interactive Advertising Company Limited	People’s Republic of China

Beijing Yixin Information Technology Company Limited	People’s Republic of China

*	Other consolidated variable interest entities of Bitauto Holdings Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.